EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned hereby certifies in his capacity as an officer of ChoiceOne Financial Services, Inc. (the "Company") that the Annual Report of the Company on Form 10-K for the accounting period ended December 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.
Dated: March 30, 2007	/s/ James A. Bosserd
James A. Bosserd President and Chief Executive Officer

Dated: March 30, 2007	/s/ Thomas L. Lampen
Thomas L. Lampen Treasurer

A signed original of this written statement required by Section 906 has been provided to ChoiceOne Financial Services, Inc. and will be retained by ChoiceOne Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.